                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 -------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported) September 18, 1998
                                                       ---------------------



                                    CONECTIV
               --------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)





         Delaware                      1-13895                   51-0377417
----------------------------         -----------               -------------
(STATE OR OTHER JURISDICTION         (COMMISSION               (IRS EMPLOYER
     OF INCORPORATION)               FILE NUMBER)            IDENTIFICATION NO.)




800 King Street, P.O. Box 231, Wilmington, Delaware                    19899
---------------------------------------------------                   ---------
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)




         Registrant's Telephone Number, Including Area Code 302-429-3114
                                                            ------------




                                      None
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

         On August 19, 1998, an Administrative Law Judge (the "ALJ") from the New Jersey Office of Administrative Law issued an initial decision on Atlantic City Electric Company's ("ACE") stranded costs and unbundled rate filing. The ALJ, in reviewing ACE's filing, recognized that ACE's stranded costs were $812 million for non utility generation contracts and $397 million for generation. The ALJ made no specific recommendations on rate issues. Legal briefs on exceptions to the ALJ decision are required to be filed with the New Jersey Board of Public Utilities ("BPU") by October 2, 1998 and reply briefs must be filed by October 31, 1998. A final BPU decision would be expected in mid-December, unless an extension is permitted and only after the necessary legislation is approved by the New Jersey legislature and signed by the Governor.

                                      * * *

         The "Electric Discount and Energy Competition Act" was introduced into the New Jersey legislature as Bill A-10 (the "Bill") on September 14, 1998. Among other things, the Bill would require the BPU to provide for retail choice of electric power suppliers; deregulation of electric power rates and other competitive services, such as metering and billing; separation of competitive and regulated services; unbundling of rates for electric power service; and licensing of electric and gas suppliers. The Bill provides June 1, 1999 as the starting date for each utility to provide retail choice of electric power suppliers for its customers. Full implementation of retail choice is expected within four months of the start date of retail competition.

         In connection with the deregulation of electric power rates, the Bill would authorize the BPU to permit electric public utilities to recover a portion of their stranded costs through a non-bypassable market transition charge of limited duration. In addition, the Bill would provide for the issuance of transition bonds to finance portions of a given utility's stranded costs, as determined by the BPU.

         The Bill contains provisions which mandate reductions in rates by a minimum of five to ten percent, relative to the aggregate level of bundled rates in effect as of April 30, 1997. Under certain circumstances, the minimum rate reductions may be implemented according to specified time frames. Rate reductions in addition to the minimums prescribed may be ordered by the BPU, if it determines that such reductions are necessary in order to achieve just and reasonable rates. The Company believes that any rate reductions, including the minimums required by the proposed legislation, should be made by giving consideration to a utility's financial integrity, and should be made to result in just and reasonable rates.

         The Bill provides for immediate effectiveness of the Act. The Bill also grants authority to the BPU, retroactive to April 1, 1997, with respect to such matters as the holding of hearings, the issuance of orders and the establishment of various standards in connection with deregulation. As directed by the BPU, ACE, a wholly owned subsidiary of the Company, has participated in unbundling and stranded cost proceedings before the Office of Administrative Law, and in separate proceedings before the BPU with respect to various restructuring issues, beginning with ACE's deregulation filings submitted in July 1997.

         If enacted in its present form, rate reductions, as mandated in the Bill, could have a material adverse effect upon the financial condition of the Company and ACE. It is not possible to predict the form in which industry deregulation legislation may be enacted. As a result, the Company cannot predict the timing or the ultimate effects on the Company and ACE of deregulation as it may be implemented in the State of New Jersey.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                         Conectiv
                                                       ------------
                                                       (Registrant)



Date:    September 18, 1998                          /s/ L.M. Walters
                                                  ------------------------
                                                         Treasurer